                              BELL, BOYD & LLOYD
                          Three First National Plaza
                      70 West Madison Street, Suite 3300
                            Chicago, Illinois 60602

                               February 26, 1997

Monetta Trust
1776-A South Naperville road
Suite 207
Wheaton, Illinois 60187

                               RULE 24F-2 NOTICE
                               -----------------

Ladies and Gentlemen:

          We have represented Monetta Trust, a Massachusetts business trust
(the "Trust"), in connection with the filing with the Securities and Exchange Commission of the Trust's Rule 24f-2 Notice for the fiscal year ended December 31, 1996, pursuant to Rule 24f-2 under the Investment Company Act of 1940. In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate or other records, certificates and other papers as we deem it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust and bylaws of the Trust and resolutions of its board of trustees authorizing the issuance of shares.

          Based upon the foregoing examination, we are of the opinion that the following shares of beneficial interest, without par value, of the Trust sold during the 1996 fiscal year in reliance upon registration pursuant to Rule 24f-2 were legally issued, fully paid and nonassessable (although shareholders of the Trust may be subject to liability under certain circumstances as described in the prospectus of the Trust included in its registration statement on Form N-1A):

                                               SHARES ISSUED     TOTAL SHARES
                               SHARES SOLD     DURING PERIOD       SOLD AND
                              DURING PERIOD     PURSUANT TO      ISSUED DURING
                               PURSUANT TO        DIVIDEND       PERIOD PURSUANT
SERIES OF THE REGISTRANT       RULE 24F-2    REINVESTMENT PLAN   TO RULE 24F-2
------------------------      -------------  -----------------   ---------------

Monetta Mid-Cap Equity Fund       436,238         3,396               439,634
Monetta Large-Cap Equity Fund     122,334        11,949               134,283
Monetta Balanced Fund             158,986         5,857               164,843
Monetta Intermediate Bond Fund     63,985        17,270                81,255
Monetta Government Money
    Market Fund                15,948,807       267,926            16,216,733


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Monetta Trust
February 26, 1997
Page 2

          We consent to the filing of this opinion with the Trust's Rule 24f-2 Notice. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,


                                        /s/ Bell, Boyd & Lloyd